EXHIBIT 10.3

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HORSEPOWER
Intellectual Property Law

Our File No: 16052 & 16056

April 7, 2009

sent via e-mail
originals to follow by regular mail

Doak Shirreff LLP
200 – 537 Leon Avenue
Kelowna, British Columbia
Canada V1Y 2A9

Attention: Ms. Christy L. Lovig

Dear Ms. Lovig:

Re: Form of Release in relation to:
Canadian Paten No. 2,268,515 issued May 31, 2005
United States Patent No. 6,024,145 issued February 15, 2000
Title: Articulated Boom and Head for Manipulating Objects Under Water
Confirmation of Assignment from Gary Ackles

Please see the attached for copies of the Release forms as signed by Mr. Gary Ackles. Please note that we have retained one original copy for our records.

Yours truly,

HORSEPOWER INTELLECTUAL PROPERTY LAW

Per: (Signature Blocked)
\S\ Anthony Edwards

ANTONY C. EDWARDS
(PRACTICING AS A PROFESSIONAL LAW CORPORATION)

ACE/an
Enclosure

cc. client – via e-mail

Unit 206 - 3500 Carrington Road
Westbank, British Columbia
Canada V4T 3C1
Ph: 250-707-5250
Fax: 250-707-5204

RELEASE

FOR AND IN CONSIDERATION OF the payment of Five Thousand Dollars ($5,000.00) inclusive of GST, the receipt of which is hereby acknowledged, GARY ACKLES ("the Releasor") does for himself and his successors and assigns hereby remise, release and forever discharge VALOR ENERGY CORP. ("the Releasee"), including its heirs, administrators, executors, successors and assigns, and each of them, as well as its directors, employees, servants, agents, predecessors, successors and assigns, and each of them, of and from any and all actions, causes of action, debts, damages, costs, claims and demands whatsoever, whether at law, in equity or under statute, whether known or unknown, suspected or unsuspected, which the Releasee (or anyone claiming through it or in its name) has had, now has, can, shall or may hereafter have, by reason of, arising out of or in any way connected with the matters and allegations raised by the Releasor in his contesting of the Releasee's ownership of rights, title and interest in the underwater manipulation technology known as Tigerlynk, as detailed under Canadian patent number 2,268,515 (issued May 31, 2005) and US patent number 6,024,145 (issued February 15, 2000).

IT IS FURTHER ACKNOWLEDGED AND AGREED that pursuant to the Purchase and Sale Agreement dated October 17, 2006, the Releasor sold all rights, title and interest in and to the Tigerlynk technology to the Releasee and the final payment of $40,000 US dollars (made by wire transfer on October 24, 2006) secured that sale as final and binding.

IT IS EXPRESSLY UNDERSTOOD AND AGREED that the Releasor has been given sufficient time to consider its actions and to seek such independent legal or other advice as deemed appropriate with respect to this matter, including this Release. The Releasor accepts the terms of this Release for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid. Further, the Releasor acknowledges that no representation of fact or opinion, threat or inducement has been made or given by any party to induce the signing of this Release.

IT IS FURTHER UNDERSTOOD AND AGREED that the terms of this Release shall be binding upon and enure to the benefit of the Releasor, along with its respective heirs, administrators, executors, successors and assigns.

IT IS FURTHER ACKNOWLEDGED AND AGREED by the Releasor that the settlement reached with the Releasees and its terms will be kept private and confidential and shall not be disclosed to any third party except as may reasonably be required to professional advisors, or by law.

DATED, this 7 day of April, 2009 at Vernon, British Columbia.

WITNESSED BY:

Name

4007 32nd St

Address

Vernon BC V1T 5P2

Realtor

Occupation

(Signature Blocked)
\S\ Gary Ackles

GARY ACKLES